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                                                                    Exhibit 10.2


                               AMENDMENT NO. 1
                    TO THE  INTEK DIVERSIFIED CORPORATION
                      1994 DIRECTORS' STOCK OPTION PLAN

     This amendment No.1 (this "Amendment") to the INTEK Diversified Corporation 1994 Directors' Stock Option Plan (the "Plan") is hereby adopted by INTEK Diversified Corporation (the "Company") on the 23rd day of December, 1996 pursuant to the terms of Section 13 of the Plan.

WITNESSETH:

     WHEREAS, the Plan was adopted by the Company on September 23, 1994;

     WHEREAS, pursuant to the Plan, the Company has the right to amend the Plan acting through its Board of Directors;

     WHEREAS, the Company desires to amend the Plan to eliminate or revise certain provisions that are no longer required under the current Securities Exchange Act of 1934 and the rules Promulgated thereunder;

     NOW THEREFORE, the Company hereby amends the Plan, effective December 23, 1996, as follows:

     1. Existing Paragraph 2(f) is hereby deleted in its entirety and replaced with the following new Paragraph 2(f):

     (f)  A Non- Employee Director shall mean a director who:

          (i) is not currently an officer of the Company or a parent or subsidiary of the Company, or is otherwise currently employed by the Company or a parent or subsidiary of the Company;

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          (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed $60,000;

          (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, promulgated under the Securities Exchange Act ("Regulation S-K"); and

          (iv) is not engaged in a business relationship for which disclosure would be required under Regulation S-K.

     2. Existing Paragraph 8 is hereby deleted in its entirety and replaced with the following new Paragraph 8:

          8. Termination of Option Period. The unexercised portion of any Option shall automatically and without notice terminate and become null and void on the earliest to occur of: (i) one year after the death of Optionee;
(ii) two years after the date on which the Optionee ceases to be a Director for any reason other than death; or (iii) after the expiration of 10 years from the date of grant of the Option.

     3. Existing Paragraph 11(a) is hereby deleted in its entirety and replaced with the following new Paragraph 11(a):

          (a) The Plan shall be administered by the Committee, which shall consist of not less than two Non-Employee Directors. The Committee shall have all of the powers of the Board with respect to the Plan. The Board may change the membership of the Committee at any time and fill any vacancy occurring in the membership of the Committee by appointment.

     4. Existing Paragraph 13 is hereby deleted in its entirety and replaced with the following new Paragraph 13:

     Amendment and Discontinuation of the Plan. Either the Board or the Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 9, no such amendment may, without approval by the stockholders of the Company, (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

     IN WITNESS WHEREOF, the Company, has caused this instrument to be executed by its duly authorized officer on the date first written above.


                                        INTEK DIVERSIFIED COMPANY


                                        /s/  Steven L. Wasserman
                                        --------------------------------
                                        by Steven L Wasserman, Secretary